Exhibit T3B.154

FIRST AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

PARKDALE CROSSING LIMITED PARTNERSHIP

This Amendment (the “Amendment”), is entered into to be effective as of the 11th day of September, 2003, by and between Parkdale Crossing GP, Inc., a Texas corporation, and CBL & Associates Limited Partnership, a Delaware limited partnership.

WHEREAS, Parkdale Crossing GP, Inc. and CBL & Associates Limited Partnership, now constituting all of the partners of Parkdale Crossing Limited Partnership (the “Partnership”), desire to amend the Agreement of Limited Partnership of Parkdale Crossing Limited Partnership (the “Partnership Agreement”) to memorialize the change in the description of the Property set forth on Exhibit “A” thereto; and

WHEREAS, pursuant to Paragraph 10.1 of the Partnership Agreement, the Partners may amend, modify, or change the Partnership Agreement; and

WHEREAS, the Partnership formerly owned that certain associated community shopping center development located in Beaumont, Texas, and commonly known as “Parkdale Crossing” (“Parkdale Crossing”) as set forth on Exhibit “A” of the Partnership Agreement; and

WHEREAS, by deed the Partnership transferred all of its interest in Parkdale Crossing to CBL/Parkdale Crossing, L.P., a Texas limited partnership.

NOW, THEREFORE, in consideration of the mutual promises and obligations herein set forth and in the Partnership Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto do hereby agree as follows:

1.    Property. The definition of “Property” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“Property” shall mean the assets owned by the Partnership and described in Exhibit “A” attached hereto and made a part hereof.

2.    Exhibit “A”. Exhibit “A” to the Partnership Agreement is hereby modified and amended by substituting Exhibit “A” attached hereto.

3.    All other provisions and terms of the Partnership Agreement shall remain as stated therein except as previously amended and as may be amended by the terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the 11th day of September, 2003.

GENERAL PARTNER:

Parkdale Crossing GP, Inc.,
a Texas corporation

By:	/s/ John N. Foy
John N. Foy, Vice Chairman of the Board and
Chief Financial Officer

LIMITED PARTNER:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CBL Holdings I, Inc.
its sole general partner

By:	/s/ John N. Foy
John N. Foy, Vice Chairman of the Board and
Chief Financial Officer

EXHIBIT “A”

TO

FIRST AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

PARKDALE CROSSING LIMITED PARTNERSHIP

A 99.9% limited partnership interest in CBL/Parkdale Crossing, L.P., a Texas limited partnership.

ASSIGNMENT OF PARTNERSHIP INTEREST

(Parkdale Crossing Limited Partnership)

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged this 3rd day of March, 2011, Parkdale Crossing GP, Inc., a Texas corporation (“Assignor”), does hereby assign, transfer and convey to CBL/Parkdale Crossing GP, LLC, a Delaware limited liability company (“Assignee”), the partnership interest (the “Partnership Interest”) described in Schedule “A” attached hereto, standing in the name of Assignor on the books of PARKDALE CROSSING LIMITED PARTNERSHIP, a Texas limited partnership (“Parkdale LP”), together with any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Agreement of Limited Partnership of Parkdale LP dated January 22, 2002, and any amendments thereto prior to the date hereof, if any (the “Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the Agreement, as now in effect or hereafter amended, in the place and stead of Assignor and is hereby admitted as a partner of Parkdale LP.

Assignor certifies that it has full power to make this Assignment and that the Partnership Interest has not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

Parkdale Crossing GP, Inc.,
a Texas corporation

By:	/s/ John N. Foy
John N. Foy, Vice Chairman of the Board,
Chief Financial Officer,
Treasurer and Secretary

ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Partnership Interest and agrees to be admitted to Parkdale LP as a partner of Parkdale LP and to be bound by and subject at all times to all of the terms and conditions of the Agreement as now in effect or hereafter amended, which Agreement is incorporated herein by reference.

DATED as of the 3rd day of March, 2011.

ASSIGNEE:

CBL/Parkdale Crossing GP, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc,
its sole general partner

By:
John N. Foy, Vice Chairman of the Board,
Chief Financial Officer,
Treasurer and Secretary

SCHEDULE “A”

.1% general partnership interest in Parkdale Crossing Limited Partnership, a Texas limited partnership.